Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended February 28, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$12,077,290
Unrealized Gain (Loss) on Market Value of Commodity Futures	20,150,710
Dividend Income	2,596
Interest Income	2,168
ETF Transaction Fees	1,400
Total Income (Loss)	$32,234,164

Expenses
General Partner Management Fees	$99,803
Professional Fees	22,668
Brokerage Commissions	3,054
Directors' Fees and insurance	1,451
NYMEX License Fee	2,495
SEC & FINRA Registration Expense	11,620
Total Expenses	$141,091
Net Income (Loss)	$32,093,073

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 2/1/21	$201,930,985
Withdrawals (750,000 Shares)	(15,117,858)
Net Income (Loss)	32,093,073

Net Asset Value End of Month	$218,906,200
Net Asset Value Per Share (10,350,000 Shares)	$21.15

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596